UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 28, 2023

SIGMA ADDITIVE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38015	27-1865814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SASI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 28, 2023, Sigma Additive Solutions, Inc. (“we,” “us,” “our,” “Sigma” or the “company”) convened its 2023 Annual Meeting of Stockholders (the “Annual Meeting”), at which our stockholders were asked to consider and vote upon the following items:

(1)	the approval of the issuance of the shares of our common stock in exchange for all the capital stock of NextTrip Holdings, Inc. (“NextTrip”) and the other terms and conditions of the Share Exchange Agreement dated as of October 12, 2023, as amended, among Sigma, NextTrip and the other parties thereto and the transactions contemplated thereby (the “Acquisition Proposal”);

(2)	the approval of an amendment to our Amended and Restated Articles of Incorporation (“Articles”) to change the company’s corporate name to “NextTrip, Inc.” following completion of the Acquisition (the “Name Change Proposal”);

(3)	the approval of an amendment to our Articles to increase the authorized shares of our common stock from 1,200,000 shares to 100,000,000 shares (the “Capital Increase Proposal”);

(4)	the election of two Class III directors to serve until the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal (the “Election of Directors Proposal”);

(5)	the approval, on a non-binding advisory vote basis, of the compensation payable to our named executive officers (“Say on Pay Proposal”);

(6)	the recommendation, on a non-binding advisory vote basis, of the frequency of future advisory votes on executive compensation (the “Frequency of Say on Pay Proposal”);

(7)	the approval of the Sigma Additive Solutions, Inc. 2023 Equity Incentive Plan (the “Equity Incentive Plan Proposal”);

(8)	the ratification of Haynie & Company as our independent registered public accounting firm for our fiscal year ending December 31, 2023 (the “Ratification of Accountant Proposal”); and

(9)	the adjournment of the Annual Meeting by the Chairman thereof to a later date to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve the Acquisition Proposal, Name Change Proposal or Capital Increase Proposal (the “Adjournment Proposal”).

The foregoing proposals are more fully described in our definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on December 1, 2023.

At the close of business on November 20, 2023, the record date for the Annual Meeting, there were 780,423 shares of Sigma common stock issued and outstanding, which constituted all of the issued and outstanding capital stock of the company as of the record date. At the Annual Meeting, 387,024 of the company’s 780,423 outstanding shares of common stock entitled to vote as of the record date, or approximately 49.6%, were represented by proxy or in person (virtually), and, therefore, a quorum was present.

Due to difficulties securing votes from a significant number of Sigma’s stockholders, the company elected to adjourn the Annual Meeting in part in order to allow additional time for stockholders to vote on proposals 2 and 3 set forth above. Proposals 1 and 4 through 9 were presented to stockholders and voted on at the Annual Meeting on December 28, 2023. Each of the proposals on which action was taken at the Annual Meeting was approved, as reflected in the vote counts below:

1)	the Acquisition Proposal:
	FOR 150,023	AGAINST 31,444	ABSTAIN 4,117	BROKER NON-VOTES 201,440

2)	the Election of Directors Proposal:
	Dennis Duitch	FOR 152,742	AGAINST 10,866	ABSTAIN 25,798
	Kent Summers	FOR 153,440	AGAINST 13,229	ABSTAIN 22,737

3)	the Say on Pay Proposal:
	FOR 145,840	AGAINST 20,252	ABSTAIN 23,317	BROKER NON-VOTES 197,615

4)	the Frequency of Say on Pay Proposal:
	EVERY THREE YEARS 143,455		EVERY TWO YEARS 5,313	EVERY YEAR 14,325

5)	the Equity Incentive Plan Proposal:
	FOR 104,594	AGAINST 22,707	ABSTAIN 22,903	BROKER NON-VOTES 236,820

6)	the ratification of Accountant Proposal:
	FOR 335,178	AGAINST 17,253	ABSTAIN 34,461	BROKER NON-VOTES 32

7)	the Adjournment Proposal:
	FOR 168,019	AGAINST 18,692	ABSTAIN 2,695	BROKER NON-VOTES 197,618

As noted above, no action was taken at the Annual Meeting with respect to the proposals 2 and 3. Accordingly, the Annual Meeting was adjourned in part, with respect to proposals 2 and 3 only, to 10:00 A.M., Mountain Time, on January 16, 2024, to consider and vote upon such proposals. Sigma’s stockholders of record as of the November 20, 2023 will continue to be entitled to vote at the reconvened Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2024	SIGMA ADDITIVE SOLUTIONS, INC.

	By:	/s/ Frank Orzechowski
Frank Orzechowski
Chief Financial Officer